ALLEGION REPORTS FOURTH-QUARTER, FULL-YEAR 2018 FINANCIAL RESULTS,
PROVIDES 2019 OUTLOOK

•	Fourth-quarter 2018 earnings per share (EPS) of $1.39, compared with 2017 EPS of $0.10; 2018 adjusted EPS of $1.22, compared with 2017 adjusted EPS of $1.11

•	Fourth-quarter 2018 revenue of $702.4 million, up 12.7 percent compared with 2017 and up 6.7 percent on an organic basis

•	Full-year 2018 EPS of $4.54, compared with 2017 EPS of $2.85; 2018 adjusted EPS of $4.50, up 13.6 percent compared with 2017 adjusted EPS of $3.96

•	Full-year 2018 revenue of $2.73 billion, up 13.4 percent compared with 2017 and up 6 percent on an organic basis

•	Full-year 2018 available cash flow was up $110.8 million to $408.7 million

•	Full-year 2019 reported and organic revenue growth is estimated to be up 5 to 6 percent; Full-year 2019 EPS outlook of $4.60 to $4.75, and $4.75 to $4.90 on an adjusted basis

DUBLIN (Feb. 19, 2019) - Allegion plc (NYSE: ALLE), a leading global provider of security products and solutions, today reported fourth-quarter 2018 net revenues of $702.4 million and net earnings of $132.8 million, or $1.39 per share. Excluding items related to restructuring, acquisitions and U.S. Tax Reform, adjusted net earnings were $116.6 million or $1.22 per share, up 9.9 percent when compared with fourth-quarter 2017 adjusted EPS of $1.11. Reported net earnings for fourth-quarter 2018 include an $18.6 million benefit or $0.19 per share related to U.S. Tax Reform. Reported net earnings for fourth-quarter 2017 include a $53.5 million charge or $0.56 per share related to U.S. Tax Reform as well as a $43.2 million charge or $0.40 per share related to debt refinancing costs.

Fourth-quarter 2018 net revenues increased 12.7 percent, when compared with the prior year period (up 6.7 percent on an organic basis). Reported revenues reflect strong organic growth as well as benefits from acquisitions, offsetting negative foreign currency impacts.

Fourth-quarter 2018 operating income was $141.4 million, an increase of $10.5 million or 8 percent compared with 2017. Adjusted operating income in fourth-quarter 2018 was $145.2 million, representing an increase of $8.1 million or 5.9 percent compared with 2017.

Fourth-quarter 2018 operating margin was 20.1 percent, compared with 21 percent in 2017. The adjusted operating margin in fourth-quarter 2018 was 20.7 percent, compared with 22 percent in 2017. The 130 basis-point decline in adjusted operating margin is primarily attributable to dilution from the 2018 acquisitions.

“I am pleased with the top-line performance as we delivered another quarter of double-digit revenue expansion with solid organic growth,” said David D. Petratis, Allegion chairman, president and CEO. “All three regions contributed nicely to Allegion’s revenue growth, and end-market fundamentals remain healthy.

“We also had another quarter of nearly 10 percent EPS growth, and while operating margin performance was weaker than expected, base business margins did increase slightly when excluding the impact of 2018 acquisitions,” Petratis added.

The Americas segment revenues increased 13 percent (up 7.6 percent on an organic basis). The organic growth was driven by a substantial volume increase and continued price realization in non-residential markets.

The EMEIA segment revenues increased 4.4 percent (up 4.3 percent on an organic basis), reflecting continued strength in our SimonsVoss and Interflex businesses. Pricing was solid again this quarter, contributing to the organic growth. Positive contributions from acquisitions offset reductions related to unfavorable currency.

The Asia-Pacific segment revenues increased 44.9 percent (up 4.6 percent on an organic basis). Revenue growth this quarter was again driven by the acquired Gainsborough Hardware and API business. Organic revenue growth was driven primarily by volume in our China business.

Full-year Results
Full-year 2018 net revenues of $2.73 billion increased 13.4 percent, when compared with the prior year period (up 6 percent on an organic basis). Reported revenues were buoyed by acquisitions made during the year. The organic growth reflects the continued execution of the company’s channel initiatives and the introduction of new products, as well as strong growth in the electronics portfolio.

Full-year 2018 net earnings were $434.9 million or $4.54 per share, compared with $273.3 million or $2.85 per share for the prior year. Full-year 2018 adjusted net earnings were $430.3 million or $4.50 per share, compared with $380 million or $3.96 per share in 2017 - an increase of 13.6 percent. Reported EPS for 2018 includes a $21.9 million benefit or $0.23 per share related to U.S. Tax Reform. Reported EPS for 2017 includes a $53.5 million charge or $0.56 per share related to U.S. Tax Reform, as well as a $44.7 million charge or $0.41 per share related to debt refinancing costs.

Full-year 2018 operating margin was 19.2 percent, compared with 20.5 percent in 2017. The adjusted operating margin for full-year 2018 was 20.1 percent, compared with 21.2 percent in 2017. The 110 basis-point adjusted operating margin decline was primarily driven by dilution from the 2018 acquisitions along with substantial inflationary pressures seen throughout the year.

Additional Items
Interest expense for fourth-quarter 2018 was $13.7 million, down from $56 million for fourth-quarter 2017. The fourth-quarter 2017 included a charge of $43.2 million related to debt refinancing costs.

Other expense net for fourth-quarter 2018 was $0.5 million. Other income net for fourth-quarter 2017 was $3.3 million.

The company's effective tax rate for fourth-quarter 2018 was negative 4.5 percent, compared with 84.5 percent in 2017. The fourth-quarter 2018 included a benefit of $18.6 million related to U.S. Tax Reform. The fourth-quarter 2017 included a charge of $53.5 million related to U.S. Tax Reform. The company’s adjusted effective tax rate for fourth-quarter 2018 was 10.9 percent. The adjusted effective tax rate for fourth-quarter 2017 was 14.9 percent.

Cash Flow and Liquidity
Available cash flow for 2018 was $408.7 million, an increase of $110.8 million versus the prior year. The year-over-year increase in available cash flow was driven by increased earnings as well as a $50 million discretionary pension payment made in the prior year.

The company ended 2018 with cash of $283.8 million and total debt of $1,444.8 million.

Share Repurchase
During fourth-quarter 2018, the company repurchased approximately 0.5 million shares for approximately $37.3 million related to the $500 million share repurchase authorization approved by the company's board of directors in February 2017.

Dividends
As previously announced, Allegion's board of directors declared a quarterly dividend of $0.27 per ordinary share of the company, an increase of 29 percent over the prior dividend. The dividend is payable March 29, 2019, to shareholders of record on March 15, 2019.

2019 Outlook
The company expects full-year 2019 revenues to increase 5 to 6 percent, on both a reported and organic basis, when compared with 2018.

Full-year 2019 reported EPS is expected to be in the range of $4.60 to $4.75, or $4.75 to $4.90 on an adjusted basis. This reflects an increase of approximately 6 to 9 percent versus adjusted 2018 EPS. The forecasted increase is driven primarily by strong organic growth and margin accretion across all the company’s regions. The outlook includes incremental investment of approximately $0.15 per share; assumes a full-year effective tax rate of approximately 16 percent, compared with 13.5 percent in 2018; and assumes an average diluted share count for the full year of approximately 95.5 million shares.

“We expect continued strength in our end-market fundamentals, particularly in U.S. institutional verticals, along with the ongoing shift to electronics to drive another year of solid organic growth for the company,” Petratis said. “We also expect operational improvements in 2019 to drive margin expansion.”

The company is targeting available cash flow of approximately $430 to $450 million.

Conference Call Information
On Tuesday, Feb. 19, 2019, David D. Petratis, chairman, president and CEO, and Patrick Shannon, senior vice president and CFO, will conduct a conference call for analysts and investors, beginning at 8 a.m. ET, to review the company's results.

A real-time, listen-only webcast of the conference call will be broadcast live online. Individuals wishing to listen may access the call through the company's website at http://investor.allegion.com.

About Allegion™
Allegion (NYSE: ALLE) is a global pioneer in safety and security, with leading brands like CISA®, Interflex®, LCN®, Schlage®, SimonsVoss® and Von Duprin®. Focusing on security around the door and adjacent areas, Allegion produces a range of solutions for homes, businesses, schools and other institutions. Allegion is a $2.7 billion company, with products sold in approximately 130 countries.
For more, visit www.allegion.com.

Adoption of New Accounting Standard
During the first quarter, the company adopted ASU 2017-07, “Compensation - Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost.” ASU 2017-07 requires that an employer report the service cost component in the same line item or items as other compensation costs arising from services rendered by the pertinent employees during the period. The other components of net benefit cost are required to be presented in the statement of comprehensive income separately from the service cost component and outside of a subtotal of operating income. The company has applied ASU 2017-07 retrospectively for the presentation of the service cost component and the other components of net periodic pension cost and net periodic postretirement benefit cost and prospectively for the capitalization of the service cost component of net periodic pension cost and net periodic postretirement benefit in assets. As a result of adopting the new accounting standard, there is a minor restatement within the prior year P&L with no impact on revenue, net earnings or earnings per share. Schedule 6, accompanying this press release, summarizes the impact to prior periods.

Non-GAAP Measures
This news release also includes adjusted non-GAAP financial information which should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with U.S. GAAP. The company presents operating income, operating margin, net earnings, diluted earnings per share (EPS), on both a U.S. GAAP basis and on an adjusted (non-GAAP) basis, revenue growth on a U.S. GAAP basis and organic revenue growth (non-GAAP), and also presents adjusted (non-GAAP) EBITDA and EBITDA margin. The company presents these non-GAAP measures because management believes they provide useful perspective of the company’s underlying business results, trends and a more comparable measure of period-over-period results. These measures are also used to evaluate senior management and are a factor in determining at-risk compensation. Investors should not consider non-GAAP measures as alternatives to the related U.S. GAAP measures. Further information about the adjusted non-GAAP financial tables is attached to this news release.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the company's 2019 financial performance, the company’s growth strategy, the company’s capital allocation strategy, the company’s tax planning strategies, and the performance of the markets in which the company operates. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or variations thereon or similar expressions generally intended to identify forward-looking statements. Forward-looking statements are based on the company's currently available information and our current assumptions, expectations and projections about future events. They are subject to future events, risks and uncertainties - many of which are beyond the company’s control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Further information on these factors and other risks that may affect the company's business is included in filings it makes with the Securities and Exchange Commission from time to time, including its Form 10-K for the year ended Dec. 31, 2018, Form 10-Q for the quarters ended March 31, 2018, June 30, 2018, and Sept. 30, 2018, and in its other SEC filings. The company undertakes no obligation to update these forward-looking statements.

ALLEGION PLC
Condensed and Consolidated Income Statements
(in millions, except per share data)

UNAUDITED

	Three months ended December 31,		Year ended December 31,
	2018	2017	2018	2017

Net revenues	$702.4	$623.0	$2,731.7	$2,408.2
Cost of goods sold	401.9	347.0	1,558.4	1,335.3
Gross profit	300.5	276.0	1,173.3	1,072.9

Selling and administrative expenses	159.1	145.1	647.5	580.4
Operating income	141.4	130.9	525.8	492.5

Interest expense	13.7	56.0	54.0	105.7
Other expense (income), net	0.5	(3.3)	(3.4)	(8.9)
Earnings before income taxes	127.2	78.2	475.2	395.7

Provision (benefit) for income taxes	(5.7)	66.1	39.8	119.0
Net earnings	132.9	12.1	435.4	276.7

Less: Net earnings attributable
to noncontrolling interests	0.1	2.5	0.5	3.4

Net earnings attributable to Allegion plc	$132.8	$9.6	$434.9	$273.3

Basic earnings per ordinary share
attributable to Allegion plc shareholders:
Net earnings	$1.40	$0.10	$4.58	$2.87

Diluted earnings per ordinary share
attributable to Allegion plc shareholders:
Net earnings	$1.39	$0.10	$4.54	$2.85

Shares outstanding - basic	94.9	95.1	95.0	95.1
Shares outstanding - diluted	95.6	95.9	95.7	96.0

ALLEGION PLC
Condensed and Consolidated Balance Sheets
(in millions)

UNAUDITED

	December 31, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$283.8	$466.2
Restricted cash	6.8	—
Accounts and notes receivables, net	324.9	296.6
Inventory	280.3	239.8
Other current assets	35.8	30.1
Total current assets	931.6	1,032.7
Property, plant and equipment, net	276.7	252.2
Goodwill	883.0	761.2
Intangible assets, net	547.1	394.3
Other noncurrent assets	171.8	101.6
Total assets	$2,810.2	$2,542.0

LIABILITIES AND EQUITY
Accounts payable	$235.0	$188.3
Accrued expenses and other current liabilities	250.5	237.5
Short-term borrowings and current maturities
of long-term debt	35.3	35.0
Total current liabilities	520.8	460.8
Long-term debt	1,409.5	1,442.3
Other noncurrent liabilities	225.9	233.4
Equity	654.0	405.5
Total liabilities and equity	$2,810.2	$2,542.0

ALLEGION PLC
Condensed and Consolidated Cash Flows
(in millions)

UNAUDITED

	Year Ended December 31,
	2018	2017
Operating Activities
Net earnings	$435.4	$276.7
Depreciation and amortization	86.2	66.9
Discretionary pension plan contribution	—	(50.0)
Changes in assets and liabilities and other non-cash items	(63.8)	53.6
Net cash from operating activities	457.8	347.2

Investing Activities
Capital expenditures	(49.1)	(49.3)
Acquisition of and equity investments in businesses, net of cash acquired	(376.1)	(20.8)
Other investing activities, net	(18.6)	19.9
Net cash used in investing activities	(443.8)	(50.2)

Financing Activities
Net debt proceeds (repayments)	(36.1)	10.1
Debt issuance costs	—	(9.5)
Dividends paid to ordinary shareholders	(79.4)	(60.9)
Repurchase of ordinary shares	(67.3)	(60.0)
Redemption premium	—	(33.2)
Other financing activities, net	(0.6)	2.6
Net cash used in financing activities	(183.4)	(150.9)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(6.2)	7.7
Net (decrease) increase in cash, cash equivalents and restricted cash	(175.6)	153.8
Cash, cash equivalents and restricted cash - beginning of period	466.2	312.4
Cash, cash equivalents and restricted cash - end of period	$290.6	$466.2

SUPPLEMENTAL SCHEDULES

ALLEGION PLC	SCHEDULE 1

SELECTED OPERATING SEGMENT INFORMATION
(in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net revenues
Americas	$492.7	$436.1	$1,988.6	$1,767.5
EMEIA	157.4	150.8	589.9	523.5
Asia Pacific	52.3	36.1	153.2	117.2
Total net revenues	$702.4	$623.0	$2,731.7	$2,408.2

Operating income (loss)
Americas	$129.0	$124.9	$544.5	$508.5
EMEIA	22.0	21.0	49.3	44.1
Asia Pacific	6.1	4.4	6.9	9.5
Corporate unallocated	(15.7)	(19.4)	(74.9)	(69.6)
Total operating income	$141.4	$130.9	$525.8	$492.5

ALLEGION PLC	SCHEDULE 2

The Company presents operating income, operating margin, net earnings, diluted earnings per share (EPS), on both a U.S. GAAP basis and on an adjusted (non-GAAP) basis, revenue growth on a U.S. GAAP basis and organic revenue growth (non-GAAP), and also presents adjusted EBITDA and adjusted EBITDA margin (both non-GAAP measures). The Company presents these non-GAAP measures because management believes they provide useful perspective of the Company’s underlying business results, trends and a more comparable measure of period-over-period results. These measures are also used to evaluate senior management and are a factor in determining at-risk compensation. Investors should not consider non-GAAP measures as alternatives to the related U.S. GAAP measures.

The Company defines the presented non-GAAP measures as follows:

•
Adjustments to operating income, operating margin, net earnings, EPS and EBITDA include items such as goodwill impairment charges, restructuring charges, asset impairments, acquisition and integration costs, debt refinancing costs, amounts related to U.S. Tax Reform and charges related to the divestiture of businesses

•	Organic revenue growth is defined as U.S. GAAP revenue growth excluding the impact of divestitures, acquisitions and currency effects

•	Available cash flow is defined as U.S. GAAP net cash from operating activities less capital expenditures.

These non-GAAP measures may not be defined and calculated the same as similar measures used by other companies.

RECONCILIATION OF GAAP TO NON-GAAP NET EARNINGS

(in millions, except per share data)

	Three Months Ended December 31, 2018				Three Months Ended December 31, 2017
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$702.4	$—		$702.4	$623.0	$—		$623.0

Operating income	141.4	3.8	(1)	145.2	130.9	6.2	(1)	137.1
Operating margin	20.1%			20.7%	21.0%			22.0%

Earnings before income taxes	127.2	3.8	(2)	131.0	78.2	49.4	(2)	127.6
Provision (benefit) for income taxes	(5.7)	20.0	(3)	14.3	66.1	(47.1)	(3)	19.0
Effective income tax rate	(4.5)%	526.3%		10.9%	84.5%	(95.3)%		14.9%
Net earnings	132.9	(16.2)		116.7	12.1	96.5		108.6

Non-controlling interest	0.1	—		0.1	2.5	—		2.5

Net earnings attributable to Allegion plc	$132.8	$(16.2)		$116.6	$9.6	$96.5		$106.1

Diluted earnings per ordinary
share attributable to Allegion plc
shareholders:	$1.39	$(0.17)		$1.22	$0.10	$1.01		$1.11

(1)
Adjustments to operating income for the three months ended December 31, 2018 and December 31, 2017 consist of $3.8 million and $6.2 million, respectively, of restructuring charges and merger and acquisition expenses.

(2)
Adjustments to earnings before income taxes for the three months ended December 31, 2018 consist of the adjustments to operating income discussed above. Adjustments to earnings before income taxes for the three months ended December 31, 2017 consist of the adjustments to operating income discussed above and $43.2 million of charges related to the redemption of the Company's 2021 and 2023 Senior Notes and issuance of its 2024 and 2027 Senior Notes.

(3)
Adjustments to the provision (benefit) for income taxes for the three months ended December 31, 2018 consist of $1.4 million of tax benefit related to the excluded items discussed above and an $18.6 million tax benefit related to an adjustment to the provisional amounts previously recognized related to U.S. Tax Reform. Adjustments to the provision for income taxes for the three months ended December 31, 2017 consist of $6.4 million of tax benefit related to the excluded items discussed above and $53.5 million of tax expense related to U.S. Tax Reform.

	Year ended December 31, 2018				Year ended December 31, 2017
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$2,731.7	$—		$2,731.7	$2,408.2	$—		$2,408.2

Operating income	525.8	22.8	(1)	548.6	492.5	18.5	(1)	511.0
Operating margin	19.2%			20.1%	20.5%			21.2%

Earnings before income taxes	475.2	22.8	(2)	498.0	395.7	63.2	(2)	458.9
Provision for income taxes	39.8	27.4	(3)	67.2	119.0	(43.5)	(3)	75.5
Effective income tax rate	8.4%	120.2%		13.5%	30.1%	(68.8)%		16.5%
Net earnings	435.4	(4.6)		430.8	276.7	106.7		383.4

Non-controlling interest	0.5	—		0.5	3.4	—		3.4

Net earnings attributable to Allegion plc	$434.9	$(4.6)		$430.3	$273.3	$106.7		$380.0

Diluted earnings per ordinary
share attributable to Allegion plc
shareholders:	$4.54	$(0.04)		$4.50	$2.85	$1.11		$3.96

(1)
Adjustments to operating income for the year ended December 31, 2018 consist of $16.5 million of restructuring charges and merger and acquisition expenses and $6.3 million of backlog revenue amortization related to an acquisition. Adjustments to operating income for the year ended December 31, 2017 consist of $18.5 million of restructuring charges and merger and acquisition expenses.

(2)
Adjustments to earnings before taxes for the year ended December 31, 2018 consist of the adjustments to operating income discussed above. Adjustments to earnings before taxes for the year ended December 31, 2017 consist of the adjustments to operating income discussed above and $44.7 million of charges related to the refinance of the Company's Credit Facility, redemption of its 2021 and 2023 Senior Notes and issuance of its 2024 and 2027 Senior Notes.

(3)
Adjustments to the provision for income taxes for the year ended December 31, 2018 consist of $5.5 million of tax benefit related to the excluded items discussed above and a $21.9 million tax benefit related to an adjustment to the provisional amounts previously recognized related to U.S. Tax Reform. Adjustments to the provision for income taxes for the year ended December 31, 2017 consist of $10.0 million of tax benefit related to the excluded items discussed above and $53.5 million of tax expense related to U.S. Tax Reform.

ALLEGION PLC	SCHEDULE 3

RECONCILIATION OF GAAP TO NON-GAAP REVENUE AND OPERATING INCOME BY REGION
(in millions)

	Three Months Ended December 31, 2018		Three Months Ended December 31, 2017
	As Reported	Margin	As Reported	Margin
Americas
Net revenues (GAAP)	$492.7		$436.1

Operating income (GAAP)	$129.0	26.2%	$124.9	28.6%
Restructuring charges	2.2	0.5%	0.3	0.1%
Merger and acquisition costs	0.6	0.1%	—	—%
Adjusted operating income	131.8	26.8%	125.2	28.7%
Depreciation and amortization	9.1	1.8%	6.8	1.6%
Adjusted EBITDA	$140.9	28.6%	$132.0	30.3%

EMEIA
Net revenues (GAAP)	$157.4		$150.8

Operating income (GAAP)	$22.0	14.0%	$21.0	13.9%
Restructuring charges	0.1	0.1%	3.7	2.4%
Merger and acquisition costs	0.4	0.2%	0.4	0.3%
Adjusted operating income	22.5	14.3%	25.1	16.6%
Depreciation and amortization	7.9	5.0%	7.7	5.1%
Adjusted EBITDA	$30.4	19.3%	$32.8	21.7%

Asia Pacific
Net revenues (GAAP)	$52.3		$36.1

Operating income (GAAP)	$6.1	11.7%	$4.4	12.2%
Restructuring charges	0.1	0.2%	—	—%
Merger and acquisition costs	0.3	0.5%	0.3	0.8%
Adjusted operating income	6.5	12.4%	4.7	13.0%
Depreciation and amortization	1.2	2.3%	0.7	2.0%
Adjusted EBITDA	$7.7	14.7%	$5.4	15.0%

Corporate
Operating loss (GAAP)	$(15.7)		$(19.4)
Merger and acquisition costs	0.1		1.5
Adjusted operating loss	(15.6)		(17.9)
Depreciation and amortization	1.1		1.0
Adjusted EBITDA	$(14.5)		$(16.9)

Total
Adjusted net revenues	$702.4		$623.0

Adjusted operating income	145.2	20.7%	137.1	22.0%
Depreciation and amortization	19.3	2.7%	16.2	2.6%
Adjusted EBITDA	$164.5	23.4%	$153.3	24.6%

	Year ended December 31, 2018		Year ended December 31, 2017
	As Reported	Margin	As Reported	Margin
Americas
Net revenues (GAAP)	$1,988.6		$1,767.5

Operating income (GAAP)	$544.5	27.4%	$508.5	28.8%
Restructuring charges	2.1	0.1%	5.7	0.3%
Merger and acquisition costs	2.5	0.1%	0.3	—%
Backlog amortization	6.3	0.3%	—	—%
Adjusted operating income	555.4	27.9%	514.5	29.1%
Depreciation and amortization	35.9	1.8%	26.4	1.5%
Adjusted EBITDA	$591.3	29.7%	$540.9	30.6%

EMEIA
Net revenues (GAAP)	$589.9		$523.5

Operating income (GAAP)	$49.3	8.4%	$44.1	8.4%
Restructuring charges	3.3	0.5%	7.6	1.5%
Merger and acquisition costs	1.3	0.2%	0.4	0.1%
Adjusted operating income	53.9	9.1%	52.1	10.0%
Depreciation and amortization	32.0	5.5%	28.6	5.4%
Adjusted EBITDA	$85.9	14.6%	$80.7	15.4%

Asia Pacific
Net revenues (GAAP)	$153.2		$117.2

Operating income (GAAP)	$6.9	4.5%	$9.5	8.1%
Restructuring charges	1.1	0.7%	—	—%
Merger and acquisition costs	1.5	1.0%	0.3	0.3%
Adjusted operating income (loss)	9.5	6.2%	9.8	8.4%
Depreciation and amortization	3.9	2.5%	2.5	2.1%
Adjusted EBITDA	$13.4	8.7%	$12.3	10.5%

Corporate
Operating loss (GAAP)	$(74.9)		$(69.6)
Restructuring charges	—		0.6
Merger and acquisition costs	4.7		3.6
Adjusted operating loss	(70.2)		(65.4)
Depreciation and amortization	4.2		4.1
Adjusted EBITDA	$(66.0)		$(61.3)

Total
Net revenues	$2,731.7		$2,408.2

Adjusted operating income	548.6	20.1%	511.0	21.2%
Depreciation and amortization	76.0	2.8%	61.6	2.6%
Adjusted EBITDA	$624.6	22.9%	$572.6	23.8%

ALLEGION PLC	SCHEDULE 4

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO AVAILABLE CASH FLOW AND NET EARNINGS TO ADJUSTED EBITDA

(in millions)

	Year ended December 31,
	2018	2017

Net cash from operating activities	$457.8	$347.2
Capital expenditures	(49.1)	(49.3)
Available cash flow	$408.7	$297.9

	Three months ended December 31,		Year ended December 31,
	2018	2017	2018	2017
Net earnings (GAAP)	$132.9	$12.1	$435.4	$276.7
Provision (benefit) for income taxes	(5.7)	66.1	39.8	119.0
Interest expense	13.7	56.0	54.0	105.7
Backlog amortization	—	—	6.3	—
Depreciation and amortization	19.3	16.2	76.0	61.6
EBITDA	160.2	150.4	611.5	563.0

Other income, net	0.5	(3.3)	(3.4)	(8.9)
Merger and acquisition costs and restructuring charges	3.8	6.2	16.5	18.5
Adjusted EBITDA	$164.5	$153.3	$624.6	$572.6

ALLEGION PLC					SCHEDULE 5
RECONCILIATION OF GAAP REVENUE GROWTH TO NON-GAAP ORGANIC REVENUE GROWTH BY REGION

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Americas
Revenue growth (GAAP)	13.0%	6.4%	12.5%	7.4%
Acquisitions and Divestitures	(5.6)%	(1.3)%	(5.7)%	(1.4)%
Currency translation effects	0.2%	(0.3)%	—%	(0.2)%
Organic growth (non-GAAP)	7.6%	4.8%	6.8%	5.8%

EMEIA
Revenue growth (GAAP)	4.4%	16.5%	12.7%	7.7%
Acquisitions and Divestitures	(3.6)%	—%	(5.1)%	(1.6)%
Currency translation effects	3.5%	(8.8)%	(3.9)%	(1.4)%
Organic growth (non-GAAP)	4.3%	7.7%	3.7%	4.7%

Asia Pacific
Revenue growth (GAAP)	44.9%	19.1%	30.7%	10.2%
Acquisitions and Divestitures	(44.4)%	—%	(28.6)%	(0.7)%
Currency translation effects	4.1%	(2.7)%	1.0%	(1.8)%
Organic growth (non-GAAP)	4.6%	16.4%	3.1%	7.7%

Total
Revenue growth (GAAP)	12.7%	9.4%	13.4%	7.6%
Acquisitions and Divestitures	(7.3)%	(0.9)%	(6.6)%	(1.4)%
Currency translation effects	1.3%	(2.4)%	(0.8)%	(0.5)%
Organic growth (non-GAAP)	6.7%	6.1%	6.0%	5.7%

ALLEGION PLC													SCHEDULE 6
RECONCILIATION OF 2017 PENSION RESTATEMENT BY QUARTER

Allegion plc

	Q1'17			Q2'17			Q3'17			Q4'17			FY2017
	As Reported	Adj	Restated	As Reported	Adj	Restated	As Reported	Adj	Restated	As Reported	Adj	Restated	As Reported	Adj	Restated

Sales	$548.8	$—	$548.8	$627.0	$—	$627.0	$609.4	$—	$609.4	$623.0	$—	$623.0	$2,408.2	$—	$2,408.2

Operating income (GAAP)	98.8	0.7	99.5	134.1	0.9	135.0	126.1	$1.0	127.1	129.2	1.7	$130.9	488.2	4.3	492.5
% of Sales	18.0%		18.1%	21.4%		21.5%	20.7%		20.9%	20.7%		21.0%	20.3%		20.5%

Other income (expense), net	(0.6)	(0.7)	(1.3)	5.2	(0.9)	4.3	3.7	(1.0)	2.7	5.0	(1.7)	3.3	13.2	(4.3)	8.9

Earnings before tax (GAAP)	$82.3	$—	$82.3	$123.2	$—	$123.2	$112.0	$—	$112.0	$78.2	$—	$78.2	$395.7	$—	$395.7

Americas

	Q1'17			Q2'17			Q3'17			Q4'17			FY2017
	As Reported	Adj	Restated	As Reported	Adj	Restated	As Reported	Adj	Restated	As Reported	Adj	Restated	As Reported	Adj	Restated

Sales	$407.6	$—	$407.6	$468.6	$—	$468.6	$455.2	$—	$455.2	$436.1	$—	$436.1	$1,767.5	$—	$1,767.5

Operating income (GAAP)	107.6	1.2	108.8	140.3	1.3	141.6	131.8	1.4	133.2	123.6	1.3	124.9	503.3	5.2	508.5
% of Sales	26.4%		26.7%	29.9%		30.2%	29.0%		29.3%	28.3%		28.6%	28.5%		28.8%

EMEIA

	Q1'17			Q2'17			Q3'17			Q4'17			FY2017
	As Reported	Adj	Restated	As Reported	Adj	Restated	As Reported	Adj	Restated	As Reported	Adj	Restated	As Reported	Adj	Restated

Sales	$118.4	$—	$118.4	$129.2	$—	$129.2	$125.1	$—	$125.1	$150.8	$—	$150.8	$523.5	$—	$523.5

Operating income (GAAP)	6.9	(0.5)	6.4	8.5	(0.4)	8.1	9.1	(0.5)	8.6	20.7	0.3	21.0	45.2	(1.1)	44.1
% of Sales	5.8%		5.4%	6.6%		6.3%	7.3%		6.9%	13.7%		13.9%	8.6%		8.4%